Exhibit 16.1

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549
U.S.A.

Dear Ladies and Gentlemen:

Re:  A5 Laboratories Inc.

This letter confirms that we have reviewed Item 4.01, Changes in Registrant’s Certifying Accountant, of the Company’s Form 8-K dated January 13, 2011 and are in agreement with the statements made therein as it pertains to our firm.

Yours truly,

/s/ SATURNA GROUP CHARTERED ACCOUNTANTS LLP

Saturna Group Chartered Accountants LLP

Vancouver, Canada

January 13, 2011